UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2019

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building B, Suite 250 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 696-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	VIVE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 16, 2019, Viveve Medical, Inc. (the "Company") entered into a Sales Agreement (the "Ladenburg Sales Agreement") with Ladenburg Thalmann & Co. Inc. ("Ladenburg") to sell shares of the Company’s common stock, par value $0.0001 per share (the "Common Stock"), having an aggregate offering price of up to $6,760,000 (the "Placement Shares"), from time to time during the term of the Ladenburg Sales Agreement, through an "at the market" equity offering program under which Ladenburg will act as the Company’s sales agent.

Under the Ladenburg Sales Agreement, the Company will set the parameters for the sale of the Placement Shares, including the number of Placement Shares to be issued, the time period during which sales are requested to be made, limitations on the number of Placement Shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Ladenburg Sales Agreement, Ladenburg may sell the Placement Shares by methods deemed to be an "at the market offering" as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including, without limitation, sales made through The Nasdaq Capital Market ("Nasdaq"), on any other existing trading market for the Common Stock or to or through a market maker. In addition, if expressly authorized by the Company, Ladenburg may also sell shares in privately negotiated transactions. In conducting such sales activities, Ladenburg will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq.  The Company has no obligation to make any sales of Common Stock under the Ladenburg Sales Agreement. The offering of shares of Common Stock pursuant to the Ladenburg Sales Agreement will terminate upon the earlier of (i) the sale of all Common Stock subject to the Ladenburg Sales Agreement, or (ii) termination of the Ladenburg Sales Agreement in accordance with its terms. The Ladenburg Sales Agreement may be suspended or terminated by the Company upon prior notice to Ladenburg or by Ladenburg upon prior notice to the Company, or at any time under certain circumstances, including, but not limited to, the occurrence of a material adverse change in the Company.

The Company will pay Ladenburg a commission equal to three percent (3.0%) of the gross sales proceeds of any Placement Shares sold through Ladenburg under the Ladenburg Sales Agreement, and also has provided Ladenburg with customary indemnification rights.

Any sales of Placement Shares under the Ladenburg Sales Agreement will be made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-221432) filed with the Securities and Exchange Commission (the "Commission") and declared effective on November 28, 2017 (the “Registration Statement”). The Company filed a prospectus supplement with the Commission on August 16, 2019 in connection with the offer and sale of the Placement Shares pursuant to the Ladenburg Sales Agreement.

The foregoing description of the material terms of the Ladenburg Sales Agreement is qualified in its entirety by reference to the full agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Company’s entry into the Ladenburg Sales Agreement as set forth in Item 1.01 of this Current Report on Form 8-K, on August 16, 2019, the Company delivered written notice to Cowen and Company, LLC (“Cowen”) that it was suspending and terminating, effective immediately, the prospectus supplement related to the Company’s Common Stock, pursuant to the terms of the Sales Agreement, dated November 8, 2017 (the “Cowen Sales Agreement”), by and between the Company and Cowen, previously filed as Exhibit 1.2 to the Registration Statement. The Company will not make any sales of its securities pursuant to the Cowen Sales Agreement, which has been terminated effective ten (10) days from the date hereof pursuant to the terms thereof.

Item 8.01 Other Events.

The contents of Item 1.02 of this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

1.1	Sales Agreement, dated August 16, 2019, by and among Viveve Medical, Inc. and Ladenburg Thalmann & Co. Inc.

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2019	Viveve Medical, Inc.

	By:	/s/ Scott Durbin
Scott Durbin
Chief Executive Officer